UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

ISSUER DIRECT CORPORATION
Exact name of registrant as specified in its charter)

Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glenwood Drive, Suite 1001, Raleigh, NC 27603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ISDR	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2024, Timothy Pitoniak informed Issuer Direct Corporation (the “Company”) of his resignation as Chief Financial Officer of the Company, effective March 8, 2024 (the “Effective Date”). Mr. Pitoniak’s resignation did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. A copy of Mr. Pitoniak’s written correspondence is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Subsequent to the Effective Date, the Board intends to appoint Steve Knerr, the Company’s current Vice President of Finance and Controller, as its interim Principal Accounting Officer and interim Chief Financial Officer. Mr. Knerr, 48, served as the Company’s Controller from August 2013 until May 2015, its interim Chief Financial Officer from May 2015 until November 2015 and its Chief Financial Officer from November 2015 until January 2022 when he assumed the role of Vice President of Finance and Controller. Mr. Knerr currently receives an annual base salary of $178,500. Mr. Knerr has no familial relationships with the Company and there have been no reportable related party transactions between the Company and Mr. Knerr. The Company intends to conduct a formal search for a permanent Principal Accounting Officer and Chief Financial Officer.

.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Resignation letter of Mr. Pitoniak dated February 20, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: February 26, 2024	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

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